UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2022

Troika Media Group, Inc.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

1715 N. Gower Street, Los Angeles, CA	90028
(Address of principal executive oﬃces)	(Zip Code)

Registrant’s telephone number, including area code 323-965-1650

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.01 par value	TRKA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 15, 2022, Daniel Pappalardo, President of Troika Design Group and a member of the Troika Media Group, Inc.’s (the “Company”) Board of Directors, resigned for personal reasons. He had maintained those positions since the Company’s June 13, 2017 merger with Troika Design Group, which he founded some twenty-one (21) years ago. His departure follows the Company’s recent acquisition of Converge Direct. The Company will fulfill the remainder of Mr. Pappalardo’s employment agreement dated June 9, 2017, which was set to expire on June 17, 2022. Pursuant to his employment agreement, the Company will pay Mr. Pappalardo a severance payment equal to one (1) year of his current base salary of $347,287.92 in semi-annual installments unless he chooses to continue to be paid bi-monthly. All other terms of his contract will be honored.

Mr. Pappalardo will be replaced by Mr. Kevin Aratari, Troika Design Group’s current Head of Business Development. Mr. Aratari, age 55, has worked for Troika Design for over seven years. Mr. Aratari is passionate about introducing new clients to the opportunities offered by the evolving industry and consistently keeps one eye on the changing landscape to lead both clients and Troika Design forward into the future. Mr. Aratari oversaw all of Troika Design’s sales and marketing functions, crafts our business development strategy, leads our thought-leadership initiatives, and collaborates with Account Directors to service all aspects of our clients’ needs.

Mr. Aratari possesses deep industry expertise in entertainment and sports brand-building and marketing for top global brands. He has over 25 years’ experience in building and managing creative, production and account teams and growing creative agencies.

Mr. Aratari began his career in entertainment marketing as a producer at industry giant Pittard Sullivan and went on to create the broadcast and streaming business at mOcean in Venice Beach, which he led for over 13 years as Managing Director and later CMO. Mr. Aratari holds a degree from California State and UCLA, and the Company is looking forward to unleashing his experience, imagination and fresh leadership qualities on Troika Design. Mr. Aratari’s experience made him a sought-after guest speaker on entertainment marketing, branding, and the creative process at the UCLA Anderson School of Business, Seoul National University, Loyola Marymount University, Promax Europe (Spain, Amsterdam), Promax Asia (Singapore, Mumbai), Promax North America (New York, Los Angeles), and the Muovo Creative Conference (Czech Republic), as well as many corporate events in the United States and Asia.

Consistent with the Company’s vision to transform the Company and make changes to bring innovation and value to the newly envigored Troika Group, Mr. Aratari will also work closely with, and report directly to, the Company’s newly appointed President, Sid Toama, who came onboard as part of the Company’s March 21, 2022 Converge Direct acquisition. Mr. Aratari and Mr. Toama will work to create further opportunities for the Troika Group as a whole and generate cross business unit opportunities for the enterprise as a whole.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: April 20, 2022	By:	/s/ Robert Machinist
(Signature)
Robert Machinist, Chief Executive Officer

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